UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2012

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on Friday, February 3, 2012 at 3:30 p.m., local time, in San Jose, California.

(a) The following nominees for directors were elected. Each person elected as a director will serve until the next annual meeting of stockholders or until such person’s successor is elected and qualified:

Name of Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Jimmy S.M. Lee	16,775,957	2,637,619	4,842,271
Scott Howarth	16,985,529	2,428,047	4,842,271
Kong-Yeu Han	16,985,148	2,428,428	4,842,271
Paul Chien	16,983,729	2,429,847	4,842,271
Jonathan Khazam	16,985,170	2,428,406	4,842,271
Keith McDonald	15,934,196	3,479,380	4,842,271
Stephen Pletcher	16,065,148	3,348,428	4,842,271
Bruce A. Wooley	15,486,721	3,926,855	4,842,271
John Zimmerman	16,984,829	2,428,747	4,842,271

(b) Our stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending September 30, 2012, with 21,877,821 votes in favor, 2,349,620 votes against and 28,406 votes abstaining.

(c) Our stockholders approved an advisory (non-binding) proposal concerning our executive compensation program with 18,311,216 votes in favor, 1,042,239 votes against, 60,121 votes abstaining and 4,842,271 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: February 7, 2012	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer